EXHIBIT 3.(i).7

                                                       ARTICLES OF AMENDMENT                      [/s/ 853012-0142]
              STATE OF UTAH
         DEPARTMENT OF COMMERCE
 DIVISION OF CORPORATIONS AND COMMERCIAL
                 [CODE]
                                                              TO THE                                  EXPEDITE
 I HEREBY CERTIFY THAT THE FOREGOING HAS
                BEEN ___
 AND APPROVED ON THE /s/ 27 DAY OF /s/
                NOV 2002
   IN THIS OFFICE OF THIS DIVISION AND
 HEREBY ISSUE THIS CERTIFICATE THEREOF.
                                                     ARTICLES OF INCORPORATION                   [STAMPED: RECEIVED
   EXAMINER /s/ [ILLEGIBLE]       DATE /s/                                                            NOV 27 2002
                11/27/02                                                                  UTAH DIV. OF CORP. & COMM. CODE]
[SEAL]                                                           OF                          [STAMPED NUMBER: 4237010017]
                                                FILMAGIC ENTERTAINMENT CORPORATION                 [STAMPED: JJS]

                  /s/ Kathy Berg
                  -------------------
                  Kathy Berg
                  Division Director


         We, the undersigned Board of Directors of FILMAGIC ENTERTIANMENT CORPORATION, a corporation, under the Utah business Corporation Act, do hereby amend its Articles of Incorporation as follows, to-wit:


         1. The following amendment of the Articles of Incorporation, was adapted by the shareholders of the corporation, on January 31, 2001, in the manner prescribed by the laws of the State of Utah and the Articles of Incorporation of Filmagic Entertainment Corporation. Said amendment was additionally authorized and discussed at prior shareholders meeting, but have been effectively initiated on the above date January 31, 2001, and additionally on this, date November 19, 2002.


         2. That Article I of the Articles of Incorporation filed December 7, 1983 should be amended by amending the I Article to read as follows.


         This Corporation's name shall be herewith changed to "InstaPay Systems, Inc." in an effort to tie the company's name into the same business for which the Board has signed a letter of intent. The Board has been instructed to apply with the respective Governmetnal agencies to assure the name change is initiated with the State of Utah, the N.A.S.D., the necessary body with the Securities and Exchange Commission.


         3. That Article VII Section 6 of the Articles of Incorporation filed December 7, 1983, and amended on July 22, 1994, authorize the shareholders to accept amended bylaws. These newly amended bylaws were presented at the meeting both in December 15, 1996, but additionally in January 31, 2001 and were adopted at the January meeting of 2001, and did initiate and provide the Board of Directors the ability to file Amendment Articles without requiring an additional Shareholders meeting, and to ratify that upon written notification the shareholders can be notified of such change, in issuance level, company name, business profile, and that which the Board feels necessary to facilitate a revenue and trading level. This meeting which follows the November 11, 2002 Board of directors meeting does herewith authorize

[MARGINAL STAMP:                                  Date:               11/26/2002
                                        Receipt Number:                   723323
                                           Amount Paid:                 $100.00]


                                      A-2
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and direct  the Board to notify the  Transfer  Agent in  addition.:  The name .;
change shall also require a change of cusip number and possible Symbol change.

         The Shareholders shall be notified via mail that the quorum was vow to approve a the new name, and acknowledge the Hoard of Directors authorization to issue new stack for any future wagers or acquisitions.

         Executed by the undersigned President and Secretary of Filmagic Entertainment Corporation in duplicate on November 19, 2002.

                                         FILMAGIC ENTERTAINMENT CORPORATION
                                         A Utah Corporation

                                         BY: /s/ R. Bruce Harris
                                             -----------------------------------
                                             R. Bruce Harris, President/Chairman


                                         BY: /s/ Aubrye A. Harris
                                             -----------------------------------
                                             Aubrye A. Harris, Secretary



                                      A-3
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                                                    FILMAGIC ENTERTAINMENT CORP.
                                                       419 MAIN ST. - SUITE #424
[LOGO]                                                HUNTINGTON BEACH, CA 92648
===============================================================================

TRANSMITTED VIA FAX

November 26, 2002

To:                              Utah Department of Commerce
                                 Division of Corporations & Commercial Code

Attention:                       Janeen Steer, Examiner

Reference:                       Filmagic Entertainment Corporation #853012-0142
                                 ARTICLES OF AMENDMENT

Dear Ms. Steer:


         We are herewith including in the letter of clarification per your request dated November 26, 2002.


         Profit Corporation Articles of Amendment (U.C.A. Section 16-10a-1006)

a.       Filmagic Entertainment Corporation (Current Name)

b. Text of Amendment is Attached (See word document with name change to "InstaPay Systems, Inc."

c. All current and outstanding shares of stock as of this date November 26, 2002. Our transfer agent AMERICAN REGISTRAR & TRANSFER CO. has been notified of the amendment, and is prepared for the exchange of certificates for all shareholders.

d. The amendment was adopted by the Board of Directors as of November 19, 2002, per the verbiage in the attached amendment.

e. The Board of Directors were given the authority and authorization at he annual shareholders meeting held December 1, 1996, and October 24, 1997. The total outstanding voting shares at the time were 7,323,006. The shares voted at both meetings were 5,003,742 shares, with the majority required to carry was only 3,734,733 and a quorum amount was 4,877,122. Two subsequent emergency shareholders meetings were held by a quorum of the voting shares available for the vote. One on August 28, 2001 and again on November 19, 2002. The quorum necessary was 5,457,543 providing the Board of Directors with the approval to proceed with the amendment. On November 20, 2002 a total of 9,868,058 shares providing approval.

f.       STATEMENT:
         OFFICE HONE: (909) 982-6321
         CELLULAR:    909-938-7917 (CALLER ID REQUIRED)
         [E-MAIL:    [ILLEGIBLE]]


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         The Board of Directors of Filmagic  Entertainment  Corporation have the authorization to proceed without further shareholder approval, as they have received more than the majority votes, and no further approval is required.

g. The authorized signatures are the Board Chairman, R. Bruce Harris (and President) along with the corporate secretary Aubrye A. Harris.

         On behalf of the Board of Directors, I hope that this provides the necessary information requested.

Thanking you in advance,
Sincerely,

/s/ R. Bruce Harris
R. Bruce Harris
President, Board Chair